Form S-3 -- Registration Statement under the Securites Act of 1933

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                            ALANCO TECHNOLOGIES, INC.

                 (Exact name of registrant specified in charter)





                   Arizona                       86-0220694
           --------------------------------------------------------
         (State or other jurisdiction of         (I.R.S. Employer
          Incorporation or organization)         Identification No.)



                          15575 North 83rd Way, Suite 3

                            Scottsdale, Arizona 85260

                                 (480) 607-1010

          (Address and telephone number of principal executive offices)



                               Robert R. Kauffman
                             Chief Executive Officer
                            Alanco Technologies, Inc.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010
            (Name, address and telephone number of agent for service)




                                 With a Copy to:

                              Steven P. Oman, Esq.
                                8664 E. Chama Rd
                            Scottsdale, Arizona 85255

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.|_|

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|          Accelerated filer |_|
Non-accelerated filer |_|            Smaller reporting company |X|
  (Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of each            Proposed
class of securities      maximum aggregate                  Amount of
to be registered         offering price (1)(2)(3)           registration fee (4)
--------------------------------------------------------------------------------
Class A Common Stock     ----                               ----

Rights attached to above ----                               ----
shares of Class A Common
Stock Under Shareholder
Rights Plan (5)          ----                               ----

Warrants                 ----                               ----

Units                    ----                               ----

TOTAL                    $5,000,000                         $279.00
--------------------------------------------------------------------------------

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase shares of common stock, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $5,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, and such indeterminate number of warrants to purchase shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate amount of the registrant's common stock, and/or warrants registered hereunder that may be sold in "at the market" offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act.

(3) Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of common stock or preferred stock that may be issued upon conversion of, or in exchange for, preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4) Calculated pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

(5) Each share of the Company's Class A Common Stock has a Right attached to it in accordance with the Company's Shareholder Rights Plan (more fully described on page 10 of this Prospectus). These Rights are also being registered in this Prospectus.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                            ALANCO TECHNOLOGIES, INC.
                              Class A Common Stock
                                    Warrants
                                      Units
          And the Rights Attached to the Shares of Class A Common Stock


THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 FOR INFORMATION THAT YOU SHOULD CONSIDER.

       We have not offered any securities during the past 12 months pursuant to General Instruction I.B.6. of Form S-3.

       We may offer, issue and sell shares of our Class A common stock, warrants and units from time to time, in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake. The aggregate public offering price of securities being offered will not exceed $5,000,000.

       Each time we sell shares of our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference," before you make your investment decision.

       This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of these securities.

       Our Class A common stock is listed on the NASDAQ Capital Market under the symbol "ALAN." On November 17, 2009, the last reported per share sale price of our common stock was $0.34. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus. The aggregate market value of our outstanding common stock held by non-affiliates is $7,900,300, based on 33,939,300 shares of outstanding Class A common stock, of which 23,236,100, or 68.5%, are held by non-affiliates, and a per share price of $0.34 based on the closing sale price of our common stock on November 17, 2009.

       We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

       Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled "Risk Factors," beginning on page 4, when determining whether to purchase any of these shares.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is November 20, 2009

                                TABLE OF CONTENTS



                                                                          Page
Information Contained in this Prospectus                                    3

About this Prospectus                                                       3

About Our Company                                                           4

Risk Factors                                                                4

Ratio Of Earnings To Combined Fixed Charges And Ratio Of Earnings To
  Combined Fixed Charges And Preferred Dividends                            4

Special Note Regarding Forward-Looking Information                          4

Use of Proceeds                                                             5

The Securities We May Offer                                                 5

Description of Capital Stock                                                5

Description of Warrants                                                     7

Description of Units                                                        8

Arizona Corporate Takeover Act, Certain Charter Provisions And
  Shareholders Rights Plan                                                  9

Plan of Distribution                                                        11

Legal Matters                                                               14

Experts                                                                     14

Where You Can Find More Information                                         14

Information Incorporated By Reference                                       14

                    INFORMATION CONTAINED IN THIS PROSPECTUS

       You should rely only on the information we have provided or incorporated by reference in this prospectus, or any prospectus supplement. No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offering of our securities and, if given or made, no one may rely on such unauthorized information or representations. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation may not be legally made. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

       In this prospectus and any prospectus supplement, unless otherwise indicated, "ALAN," "the Company," "we," "us" and "our" refer to Alanco Technologies, Inc. and its subsidiaries.


                              ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer shares of common stock, warrants or units described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000. Each time we offer such securities we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement, together with the additional information described below under the headings "Where You Can Find More Information" and "Information Incorporated by Reference." THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                                ABOUT OUR COMPANY


       Alanco Technologies, Inc., together with our subsididaries, is a provider of advanced information technology solutions. In recent years we reported three business segments: (i) Data Storage - incorporating the manufacturing, marketing and distribution of data storage products, (ii) RFID Technology - incorporating design, production, marketing and distribution of RFID (Radio Frequency Identification) tracking technology, and (iii) Wireless Asset Management - incorporating the design, production, marketing, distribution and monitoring of wireless asset management products, primarily for the transportation industry. During fiscal year ended June 30, 2009, we implemented a plan to divest the operations of our Data Storage segment and reinvest the proceeds into the Company's continuing operating segments. During the fiscal quarter ended September 30, 2009, we expanded the divestiture plan to include the RFID Technology segment. Accordingly, at September 30, 2009, both the Data Storage and RFID Technology segment assets were classified as "Assets Held for Sale." Continuing operations consisted of Wireless Asset Management operations also known as our StarTrak Systems LLC subsidiary.

       The Company acquired StarTrak Systems, LLC, a Delaware limited liability company ("StarTrak") located in Morris Plains, New Jersey in a June 2006 acquisition that created the Wireless Asset Management business segment., a business segment described as a provider of wireless cellular and GPS tracking and monitoring services, which are offered on a monthly subscription basis to various industry segments. The company's primary focus is currently the refrigerated or "Reefer" segment of the transport industry, providing the dominant share of all wireless tracking, monitoring and control services to this market segment.

       Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.

                                  RISK FACTORS

       Investing in our securities involves significant risks. Please see the risk factors under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

       This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See "Risk Factors." You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except to the extent required by federal securities laws.

                                 USE OF PROCEEDS

       We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, including, without limitation, for the funding of potential acquisitions of other businesses. Working capital and other general corporate purposes may include redeeming outstanding preferred stock or warrants from certain warrant holders, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.


                           THE SECURITIES WE MAY OFFER

       The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

       We may sell from time to time, in one or more offerings:

       o    common stock;

       o    warrants to purchase common stock or preferred stock;

       o units comprised of common stock, preferred stock and/or warrants in any combination.

       In this prospectus, we refer to the common stock, warrants and units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $5,000,000.

       This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

       Our authorized capital consists of 75,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 25,000,000 shares of preferred stock. The preferred stock is issuable in series with such designation, preferences, voting rights, privileges, and other restrictions and qualifications as our Board of Directors may establish in accordance with Arizona law. As of November 17, 2009 there were 33,939,300 shares of Class A Common Stock outstanding, and no shares of Class B Common Stock outstanding, no shares of Series A Convertible Preferred Stock outstanding, 103,200 shares of Series B Convertible Preferred Stock outstanding, 133,000 shares of Series D Preferred Stock outstanding, and 220,000 shares of Series E Convertible Preferred Stock outstanding. Shares of the Series A Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 1.2 shares of Class A Common Stock for every one share of Series A Convertible Preferred Stock. Shares of the Series B Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 5.2 shares of Class A Common Stock for every one share of Series B Convertible Preferred Stock. Shares of the Series D Preferred Stock are not convertible into shares of Class A Common Stock. Shares of the Series E Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of 12 shares of Class A Common Stock for every one share of Series E Convertible Preferred Stock. As of November 17, 2009, options to purchase 7,013,000 shares of Class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.86. In addition, as of November 17, 2009, the Company had 4,386,400 warrants to purchase Class A Common Stock outstanding, and the weighted average exercise price of such warrants was $1.79. Our Class A Common Stock is traded on the NASDAQ Capital Market under the symbol "ALAN". No other securities of the Company are currently traded on any market.

Common Stock

       Holders of shares of our Class A Common Stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of Class B Common Stock are entitled to one-one hundredth of one vote per share of Class B Common Stock on all matters to be voted on by our shareholders. Our Class A Common Stock and our Class B Common Stock have cumulative voting rights with respect to the election of directors. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

       Subject to the dividend rights of the holders of preferred stock, if applicable, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available.

       Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Transfer Agent and Registrar

       The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

Preferred Stock

       Our Board of Directors is authorized to issue preferred stock in one or more series and denominations and to fix the rights, preferences, privileges, and restrictions, including dividend, conversion, voting, redemption, liquidation rights or preferences, and the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock.

       Our Board of Directors has previously authorized the issuance of a series of preferred stock referred to as Series B Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series B Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series B Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock if we want to authorize any reclassification of the Series B Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series B Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series B Convertible Preferred Stock as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series B Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series B Convertible Preferred Stock is convertible into 5.2 shares of Class A Common Stock, shall have voting rights as if converted into Class A Common Stock, is paid dividends quarterly when declared by the Company's Board of Directors in-kind at the annual rate of 10% and has a preference upon liquidation of Company before any other stock of the Company. The Series B Convertible Preferred Stock can be redeemed at any time by either the Company or the holder, provided that if called for redemption by the holder, the Company may pay the redemption price in cash, or, provided the trading volume of the Company's Class A Common Stock has been at least 10,000 shares for the 20 trading days preceding the date of redemption, in shares of the Company's Class A Common Stock.

       Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series A Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series A Convertible Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series A Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series A Convertible Preferred Stock if we want to authorize any reclassification of the Series A Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series A Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series A Convertible Preferred Stock (other than the existing Series B Convertible Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series A Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series A Convertible Preferred Stock is convertible into 1.2 shares of Class A Common Stock, shall have voting rights as if converted into Class A Common Stock, is paid dividends quarterly when declared by the Company's Board of Directors in-kind or cash at the holder's option at the annual rate of 12% and has a preference upon liquidation of Company before any other stock of the Company except the Series B Convertible Preferred Stock. The Series A Convertible Preferred Stock can be redeemed at any time by the Company.

       Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series D Preferred Stock. Without the affirmative vote of a majority of the holders of the Series D Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series D Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series D Preferred Stock if we want to authorize any reclassification of the Series D Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series D Preferred Stock. We may not create or issue any class of stock ranking prior to the Series D Preferred Stock (other than the existing series of Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series D Preferred Stock's rights to dividends or distribution on liquidation. The Series D Preferred Stock shall have voting rights equal to seven shares of Class A Common Stock on all matters, is paid dividends quarterly when declared by the Company's Board of Directors in shares of Class A Common Stock, in-kind or in cash at the holder's option at the annual rate of 15% through December 31, 2009 and at the annual rate of 20% thereafter, and has a preference upon liquidation of the Company before any other stock of the Company except the Series B Convertible Preferred Stock or the Series A Convertible Preferred Stock. The Series D Convertible Preferred Stock can be redeemed at any time by the Company.

       Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series E Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series E Convertible Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series E Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series E Convertible Preferred Stock if we want to authorize any reclassification of the Series E Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series E Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series E Convertible Preferred Stock (other than the existing series of Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series E Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series E Convertible Preferred Stock is convertible into 12 shares of Class A Common Stock, shall have voting rights as if converted into Class A Common Stock, is paid dividends quarterly when declared by the Company's Board of Directors in cash at the annual rate of 5% and has a preference upon liquidation of Company before any other stock of the Company except the Series B Convertible Preferred Stock, Series A Convertible Preferred Stock or Series D Preferred Stock. The Series E Convertible Preferred Stock can be redeemed at any time by the Company.

                             DESCRIPTION OF WARRANTS

       We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

       The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

       o    the offering price and aggregate number of warrants offered;

       o the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

       o the date on and after which the warrants and the related securities will be separately transferable, if any;

       o the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;
                                      7

       o the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

       o    the terms of any rights to redeem or call the warrants;

       o any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

       o the dates on which the right to exercise the warrants will commence and expire;

       o the manner in which the warrant agreement and warrants may be modified;

       o a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

       o    the terms of the securities issuable upon exercise of the warrants;
            and

       o any other specific terms, preferences, rights or limitations of or restrictions on the warrants.


                              DESCRIPTION OF UNITS

       The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

       While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

       We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

       We may issue units consisting of common stock, warrants, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

       We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

       o the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

       o any provisions of the governing unit agreement that differ from those described below; and

       o any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

       The provisions described in this section, as well as those described under "Description of Our Securities," "Description of Warrants" and "Description of Units" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

       We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

       Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.


Title

       We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.


           ARIZONA CORPORATE TAKEOVER ACT, CERTAIN CHARTER PROVISIONS
                           AND SHAREHOLDER RIGHTS PLAN

       We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

       Article 1 of the Arizona Corporate Takeover Act is intended to restrict "greenmail" attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless

       o the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

       o a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

       o we make the offer available to all holders of shares of our capital stock.

       Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A "control share acquisition" is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitles such person to exercise or direct the exercise of

       o    at least 20% but less than 33 1/3%;

       o    at least 33 1/3% but less than or equal to 50%; or

       o    more than 50% of the voting power of our capital stock.

       The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company's directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

       Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder's affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder's acquisition of shares is approved by a committee of our Board of Directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition, Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder's affiliates after such three-year period unless:

       o the business combination or acquisition of shares by the interested shareholder was approved by our Board of Directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

       o the business combination is approved by our shareholders (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

       o the business combination satisfies each of certain statutory requirements.

       Article 3 defines an "interested shareholder" as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

       In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

       o the authority of our Board of Directors to fill vacancies on the Board of Directors;

       o the authority of our Board of Directors to issue preferred stock in series with such voting rights and other powers as our Board of Directors may determine;

       o a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by our Board of Directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

       o a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Shareholder Rights Plan

       In addition to the shares of Class A Common Stock included in this Prospectus, we are also registering the Right per our Shareholder Rights Plan attached to each of these shares. The definition of a Right, as well as a description of our Shareholder Rights Plan, follows.

       We have established a shareholder rights plan under which each share of common stock presently outstanding or which is issued hereafter prior to the "distribution date," defined below, is granted one preferred share purchase right, or a right, and each share of Series A or Series B preferred stock presently outstanding or hereafter issued prior to the distribution date, which is convertible into common stock of the Company, is granted such number of rights equal to the number of common shares such preferred stock is convertible in to. Each right entitles the registered holder to purchase from us one one-hundredth (1/100th) of a share of the series C junior participating preferred stock of the Company at a price of $25.00 per 1/100th of a series C preferred share, subject to adjustment in the event of stock dividends and similar events occurring prior to the distribution date. Each 1/100th of a series C preferred share would have voting, dividend and liquidation rights which are the approximate equivalent of one share of Class A common stock.

       The rights are not exercisable until the distribution date, which is the earlier to occur of (i) 10 days following the date, or the stock acquisition date, of a public announcement that a person or group, or an acquiring person, has acquired beneficial ownership, of 25% or more of the outstanding common stock of the Company, or (ii) 10 business days, unless extended by our board, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 25% or more of the outstanding common stock.

       Until the distribution date, the rights will be transferred with and only with the common stock or the preferred stock, and the surrender for transfer of any certificate for common stock or preferred stock will also constitute the transfer of the rights associated with the shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock and preferred stock as of the close of business on the distribution date, and the rights will then become separately tradable.

       In the event that any person or group becomes the beneficial owner of 25% or more of the outstanding shares of common stock, other than pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms determined by a majority of our board who are not representatives, affiliates or associates of an acquiring person, to be at a price which is fair to our shareholders and otherwise in the best interests of our Company and our shareholders, each holder of a right, other than rights beneficially owned by, or in certain circumstances acquired from, the acquiring person or its associates or affiliates, which will be void, will thereafter have the right to receive upon exercise that number of shares of common stock, or, in certain circumstances, cash, property or other securities of our Company, having a value equal to two times the exercise price of the right. However, the rights are not exercisable following any such event until such time as the rights are no longer redeemable by us as set forth below.

       In the event that after the stock acquisition date, (i) we engage in a merger or consolidation in which we are not the surviving corporation or in which shares of our common stock are converted or exchanged, other than a transaction pursuant to a qualifying offer, or (ii) 50% or more of the Company's consolidated assets or earning power are sold or transferred, proper provision will be made so that each holder of a right, other than rights which have previously been voided as set forth above, will thereafter have the right to receive, upon exercise of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

       At any time after a person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, our board may exchange the rights, other than rights owned by such person or group, which have become void, in whole or in part, at an exchange ratio of one share of common stock, or 1/100th of a series C junior participating preferred share, into a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per right, subject to adjustment.

       At any time until 10 days following the stock acquisition date, our board may redeem the rights in whole, but not in part, at a redemption price of $.001 per right, subject to adjustment.

       Prior to the distribution date, the terms of the rights may, without the consent of the holders of the rights, be amended by our board in any respect whatsoever, except for an amendment that would change the redemption price, the exercise price of the rights, the number of 1/100ths of a series C preferred share purchasable upon exercise of the rights or the final expiration date of the rights. After the distribution date, our board may amend the rights agreement to cure any ambiguity or inconsistency, to make changes which do not adversely affect the interests of holders of rights, excluding the interest of any acquiring person, or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption may be made at such time as the rights are not redeemable. The rights will expire on June 30, 2014, unless the rights are earlier redeemed by us as described above.


                              PLAN OF DISTRIBUTION

       We may sell the securities being offered hereby in one or more of the following ways from time to time:

       o    through agents to the public or to investors;

       o to one or more underwriters or dealers for resale to the public or to investors;

       o in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, or an exchange or otherwise;

       o    directly to investors in privately negotiated transactions; or

       o    through a combination of these methods of sale.

       The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

       o    a fixed price or prices, which may be changed;

       o    market prices prevailing at the time of sale;

       o    prices related to prevailing market prices; or

       o    negotiated prices.

       We will set forth in a prospectus supplement the terms of the offering of our securities, including:

       o    the name or names of any agents or underwriters;

       o the purchase price of our securities being offered and the proceeds we will receive from the sale;

       o any over-allotment options under which underwriters may purchase additional securities from us;

       o any agency fees or underwriting discounts and commissions and other items constituting agents' or underwriters' compensation;

       o    the public offering price;

       o any discounts or concessions allowed or reallowed or paid to dealers; and

       o    any securities exchanges on which such common stock may be listed.

Underwriters

       Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

       If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any of the securities offered. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriters and the nature of any such relationship.

       If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Agents

       We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

       We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

       Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

       In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

       Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

                                  LEGAL MATTERS

       Certain legal matters with respect to the validity of the issuance of the Securities offered hereby will be passed upon by The Law Office of Steven P. Oman, P.C., Scottsdale, Arizona. Said firm, and Steven P. Oman, owned, as of the date of this prospectus, an aggregate of 280,404 shares of our Class A Common Stock on an as-converted basis.

       Lawyers and employees of The Law Office of Steven P. Oman, P.C. and entities controlled by lawyers at The Law Office of Steven P. Oman, P.C. may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.

       The Company is a party to litigation which is more fully described in our Form 10-K for the fiscal year ended June 30, 2009, filed with the SEC on September 30, 2009.

                                     EXPERTS

       The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 have been audited by Semple, Marchal & Cooper, LLP, independent registered public accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

       We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. The SEC's Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

       This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

       Our Internet address is www.Alanco.com. The information on our Internet website is not incorporated by reference in this prospectus.


                      INFORMATION INCORPORATED BY REFERENCE

       The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

       We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

       1. The description of our Class A Common Stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

       2. Our annual report on Form 10-K for the fiscal year ended June 30, 2009 filed with the SEC on September 30, 2009.

       3.   Our Form 8-K filed with the SEC on October 2, 2009.

       4.   Our Form 8-K filed with the SEC on October 6, 2009.

       5.   Our Form 10-Q filed with the SEC on November 16, 2009

       6.   Our Form 8-K filed with the SEC on November 17, 2009

       7.   Our Form 8-K filed with the SEC on November 18, 2009

       8.   Our Form 8-K filed with the SEC on November 20, 2009

       We also are incorporating by reference in this prospectus and any subsequent prospectus supplements all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplements as of the date of filing of such reports and documents.

       Upon request, whether written or oral, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus or any prospectus supplements but not delivered with the prospectus or any subsequent prospectus supplements. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is
(480) 607-1010.


       You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.


The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being registered. None of the following expenses will be borne by the selling stockholders unless specifically indicated below.

       Registration fee                                                $279

       Printing expenses*                                              $5,000

       Accounting fees and expenses*                                   $5,000

       Legal fees and expenses*                                        $10,000

       Transfer agent fees*                                            $2,000

       Miscellaneous*                                                  $20,000

            TOTAL                                                      $42,279
       * Estimated

Item 15. Indemnification of Directors and Officers.

The General Corporation Law of the State of Arizona allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

       o the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

       o the person actually received an improper personal benefit in money, property or services; or

       o in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

Under Arizona law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

       o by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the Board of Directors designated to act in the matter;

       o by special legal counsel selected by the board or board committee by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

       o    by the stockholders.


If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

An Arizona corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Arizona law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Arizona law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. An Arizona corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

Under Arizona law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Our bylaws provide that we shall indemnify each director, officer or employee

       o to the fullest extent permitted by the General Corporation Law of the State of Arizona, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan; and

       o to the fullest extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Arizona in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time a director, officer or employee of the corporation, or is or was at any time serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by us.

In addition to the general indemnification described above, Arizona law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

       o to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

       o to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We have adopted, in our articles of incorporation, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Arizona.

Item 16. Exhibits.

       EXHIBIT   DESCRIPTION OF EXHIBIT
       NUMBER
       1.2*      Form of Underwriting Agreement, if any.

       4.6*      Form of Warrant Agreement, if any, including form of Warrant.

       5.1       Opinion of Law Office of Steven P. Oman, P.C.

       23.1      Consent of Law Office of Steven P. Oman, P.C. (included in
                 Exhibit 5).

       23.2      Consent of Semple, Marchal & Cooper, LLP, Independent Auditors.

       24.1 Power of Attorney. Located following signature page of this Registration Statement.

       99.1*     Stock Purchase Agreement, if any

       * To be filed by an amendment to the registration statement or as an exhibit to a Current Report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:


       (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (B) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (C) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (1)(A), (1)(B) and (1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the registration statement material.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it was first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 20, 2009.


                                   ALANCO TECHNOLOGIES, INC.
                                   an Arizona corporation

                                   By:      /s/ Robert R. Kauffman
                                            Robert R. Kauffman
                                            Chief Executive Officer
                                            (Principal Executive Officer)

POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Robert R. Kauffman and John A. Carlson, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature        Title                                     Date



/s/ Robert R. Kauffman   Chief Executive Officer (Principal
----------------------   Executive Officer), Director and
Robert R. Kauffman       Chairman of the Board                 November 20, 2009

/s/ John A. Carlson      Chief Financial Officer (Principal
-------------------      Financial Officer and Principal
John A. Carlson          Accounting Officer) and Director      November 20, 2009

/s/ Harold S. Carpenter
-----------------------
Harold S. Carpenter      Director                              November 20, 2009

/s/ Donald E. Anderson
----------------------
Donald E. Anderson       Director                              November 20, 2009

/s/ James T. Hecker
-------------------
James T. Hecker          Director                              November 20, 2009

/s/ Thomas C. LaVoy
-------------------
Thomas C. LaVoy          Director                              November 20, 2009

/s/ Timothy P. Slifkin
----------------------
Timothy P. Slifkin       Director                              November 20, 2009

EXHIBIT 5.1

                                  Law Office of
                              STEVEN P. OMAN, P.C.

                               8664 E. Chama Road
               Telephone: (480) 348-1470 Scottsdale, Arizona 85255
                            Facsimile: (480) 348-1471
                            e-mail: soman@omanlaw.net

                                November 20, 2009


Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, Arizona 85260

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

       We have acted as legal counsel to Alanco Technologies, Inc., an Arizona corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof.

       You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the "Prospectus"), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus provides for the offering of the following securities: (i) shares of the Company's Class A common stock ("Common Stock"), (ii) warrants to purchase Common Stock ("Warrants"), and (iii) units comprised of the foregoing ("Units"). The Common Stock, Warrants and Units are collectively referred to as the "Securities." The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $5,000,000.

       We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

       In expressing our opinions below, we have assumed that:

            (a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

            (b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

            (c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

            (d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

            (e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

            (f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

            (g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

            (h) the Securities offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

            (i) a definitive purchase, underwriting or similar agreement (each a "Purchase Agreement") with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

            (j) any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

       Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

       We express no opinion as to (i) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (ii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (vi) any provision requiring the payment of interest on interest, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (ix) waivers of broadly or vaguely stated rights, (x) provisions for exclusivity, election or cumulation of rights or remedies, (xi) provisions authorizing or validating conclusive or discretionary determinations, (xii) grants of setoff rights,
(xiii) proxies, powers and trusts, (xiv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xvi) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing effect, (xx) the securities or "blue sky" laws of any state to the offer or sale of the Securities, and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.

       We have also assumed that: (i) the Warrants and any related warrant agreement and the Units and any related unit agreement (collectively, the "Documents") will be governed by the internal laws of the State of Arizona; (ii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; (iii) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iv) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

       We are opining herein only as to the federal laws of the United States, the internal laws of the State of Arizona, in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

       Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

            1. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding the then authorized shares of Common Stock), and upon issuance and delivery of and payment of legal in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

            2. When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and
(c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            3. When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) such Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

       This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.

       This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

       We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,

                               LAW OFFICE OF STEVEN P. OMAN, P.C.

                               By:  /s/ Steven P. Oman
                                    ------------------
                                    Steven P. Oman

EXHIBIT 23.2




            Consent of Independent Registered Public Accounting Firm



Alanco Technologies, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2009, relating to the consolidated financial statements of Alanco Technologies, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2009.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
November 20, 2009